UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 19, 2020

CREATIVE REALITIES, INC.

(Exact name of registrant as specified in its charter)

Minnesota	001-33169	41-1967918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13100 Magisterial Drive, Suite 100, Louisville, KY	40223
(Address of principal executive offices)	(Zip Code)

(502) 791-8800

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CREX	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	CREXW	The Nasdaq Stock Market LLC

Item 1.01.	Entry into a Material Definitive Agreement.

Master Distributor Agreement

On June 19, 2020 (the “Effective Date”), Creative Realities, Inc. (the “Company”) entered into a Master Distribution Agreement (the “Distribution Agreement”) with InReality, LLC (“InReality”), pursuant to which the Company will serve as the exclusive master distributor of InReality’s ThermalMirror product (the “Product”) in the United States and Canada. The initial term of the Distribution Agreement is twelve months, and the term will automatically renew for successive twelve-month periods until InReality gives the Company proper notice of non-renewal or the Distribution Agreement is otherwise terminated according to its terms.

As the master distributor in the United States and Canada, the Company will purchase Products from InReality at varying prices determined based on order volume, and sell Products to distributors, resellers and end users in the United States and Canada. The Company must satisfy minimum purchase requirements in each calendar quarter of the initial term beginning October 1, 2020 in order to maintain its status as exclusive distributor of the Product in the United States and Canada. The Company may establish distributor, reseller and referral programs to sell the Products at its sole discretion. The Company will develop marketing campaigns and strategies to promote Product sales with InReality’s cooperation. The Company will install the Product at the end user’s site and perform basic repairs, troubleshooting, and helpdesk services. InReality will provide escalated technical support for the Product and associated software and platform. The Company and InReality will split revenues derived from activations and subscriptions to the Product’s associated software-as-a-service platform sold by the Company.

The Distribution Agreement contains other customary terms. The foregoing description of the Distributor Agreement is not complete and is qualified in its entirety by reference to the full text of the Distributor Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Sales Agreement

On June 19, 2020, the Company entered into a Sales Agreement (the “Agreement”) with Roth Capital Partners, LLC (“Roth”) under which the Company may offer and sell, from time to time at its sole discretion, shares of its common stock, par value $0.01 per share (the “Common Stock”), having an aggregate offering price of up to $8,000,000 through Roth as the Company’s sales agent.

Roth may sell the Common Stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act of 1933, as amended. Subject to the terms of the Agreement, Roth will use its commercially reasonable efforts to sell the Common Stock from time to time, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company or Roth may suspend the offering of the Common Stock being made through Roth under the Agreement upon proper notice to the other party. The Company will pay Roth a commission of 3.0% of the gross sales proceeds of any Common Stock sold through Roth under the Agreement, and also has provided Roth with customary indemnification rights.

The Company is not obligated to make any sales of Common Stock under the Agreement. The offering of shares of Common Stock pursuant to the Agreement will terminate upon the earlier of (i) the sale of all Common Stock subject to the Agreement or (ii) termination of the Agreement in accordance with its terms.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The shares of Common Stock being offered pursuant to the Agreement will be offered and sold pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-238275). On June 19, 2020, the Company filed a prospectus supplement relating to this offering with the Securities and Exchange Commission.

The legal opinion of Maslon LLP relating to the Common Stock being offered pursuant to the Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

1.1	Sales Agreement, dated June 19, 2020, by and between Creative Realities, Inc. and Roth Capital Partners, LLC

5.1	Opinion of Maslon LLP

10.1	Master Distribution Agreement dated June 19, 2020 by and between the Company and InReality, LLC.

23.1	Consent of Maslon LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Creative Realities, Inc.
(Registrant)

Date: June 19, 2020	By:	/s/ Will Logan
Will Logan
Chief Financial Officer

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